Exhibit 99.1
NEWS RELEASE
SurModics Reports Third Quarter 2008 Results
Strong Operating Cash Flow and Continued Diversification
EDEN PRAIRIE, Minnesota — July 23, 2008 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and drug delivery technologies to the healthcare industry, today reported financial results for the third fiscal quarter ended June 30, 2008.
Third Quarter Highlights:
•	Operating cash flow of $13.7 million

•	Total revenue of $24.3 million, up 37% year-over-year
•	Legacy business revenue (excluding Brookwood Pharmaceuticals and BioFX Laboratories acquisitions), up 4% year-over-year

•	Non-CYPHER-related revenue up 62% year-over-year; up 15% excluding acquisitions

•	Double-digit year-over-year revenue growth in all three operating segments:
•	Drug Delivery — up 85%

•	Hydrophilic and Other — up 14%

•	In Vitro — up 12%
•	Brookwood Pharmaceuticals revenue of $4.7 million and BioFX revenue of $1.1 million
•	GAAP results:
•	Operating income of $7.2 million

•	Net income of $4.8 million

•	Diluted EPS of $0.26
•	Non-GAAP results (adjusting for accounting treatment of Merck agreement):
•	Adjusted total revenue of $34.0 million

•	Adjusted operating income of $17.0 million

•	Adjusted net income of $10.8 million

•	Adjusted diluted EPS of $0.59
•	Achieved four fiscal 2008 goals;
•	Merck initiated a Phase IIb clinical trial for I-vation TA, triggering a milestone payment from Merck to SurModics of $9 million (received in fourth quarter); achieved two fiscal 2008 goals

•	Six new licenses signed with SurModics customers; achieved fiscal 2008 goal

•	Four new customer products launched; achieved fiscal 2008 goal
•	Repurchased cumulative $11.2 million of SurModics stock fiscal year-to-date through July
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SurModics Reports Third Quarter 2008 Results

“SurModics generated strong financial results in the third quarter, including double-digit revenue growth in all three of our operating segments for the third consecutive quarter,” said Bruce Barclay, president and chief executive officer. “We are extremely pleased to have achieved several more of our fiscal 2008 goals during the quarter. In particular, three quarters into our fiscal year, we have already surpassed our goal of signing 18 new licenses with customers. By signing six new licenses during the quarter, our fiscal year total is 19. We also met our goal of 10 new product launches by our customers, with four new launches during the quarter. Additionally, Brookwood met its goal of signing a development agreement with a top 50 pharma company.”
“In addition to these outstanding results, perhaps most significantly, our program with Merck in ophthalmology continues to go well, as we celebrated the one year anniversary of the companies’ License and Research Collaboration Agreement in June,” continued Barclay. “During the quarter, we achieved two of our goals in ophthalmology when Merck initiated a Phase IIb clinical trial of the I-vation TA intravitreal implant. This achievement, which is the culmination of many months of hard work by the teams at Merck and SurModics, triggered a milestone payment of $9 million from Merck to SurModics under our agreement. Our collaboration with Merck has generated over $38 million in total cash in its first year. As of the end of the quarter, our total Merck deferred revenue balance had grown to $34.6 million.”
For the third quarter of fiscal 2008, revenue was $24.3 million, an increase of 37% from $17.8 million in the year-earlier period. Total operating expenses, including product costs, were $17.1 million, compared with $10.2 million last year. Operating income was $7.2 million, a decrease of 4% compared with $7.5 million in the prior-year period. Net income was $4.8 million, a 14% decrease from $5.6 million in the same period last year. Diluted net income per share was $0.26, a 16% decrease from $0.31 in the third quarter of fiscal 2007. Consistent with the first two quarters of fiscal 2008, earnings growth did not keep pace with revenue growth primarily because of the accounting treatment relating to our Merck agreement, and a changing mix of revenue sources.
For the first nine months of fiscal 2008, revenue was a record $73.8 million, compared with $51.9 million in the year earlier period, and already exceeding fiscal 2007 full-year

SurModics Reports Third Quarter 2008 Results

revenue of $73.2 million. Operating income was $21.9 million, compared with $23.7 million in the prior year period; net income was $15.6 million, compared with $17.3 million in the year earlier period; and diluted net income per share was $0.85, compared with $0.95 in the first nine months of fiscal 2007.
On a non-GAAP basis (adjusting revenue for the accounting treatment of the Merck agreement), for the three-month period ended June 30, 2008, total revenue was $34.0 million, operating income was $17.0 million, net income was $10.8 million, and diluted net income per share was $0.59. On a non-GAAP basis, for the nine-month period ending June 30, 2008, total revenue was $87.8 million, operating income was $36.0 million, net income was $24.1 million, and diluted net income per share was $1.31. On a non-GAAP basis, for the three-month period ended June 30, 2007, total revenue was $37.8 million, operating income was $27.5 million, net income was $18.4 million, and diluted net income per share was $1.02. On a non-GAAP basis, for the nine-month period ending June 30, 2007, total revenue was $71.9 million, operating income was $43.7 million, net income was $29.8 million, and diluted net income per share was $1.64.
SurModics’ pipeline of customer projects continues to grow. As of June 30, 2008, SurModics’ customers had 102 licensed product classes generating royalty revenue, up from 98 in the prior-year period; the total number of licensed product classes not yet launched was 105, compared with 93 in the prior-year period; and major non-licensed opportunities totaled 98, compared with 74 a year ago. In total, SurModics now has 203 potential commercial products in development.
SurModics’ cash and investment balances totaled $70.0 million as of June 30, 2008. Operating cash flow for the quarter was $13.7 million, compared with $7.1 million in the prior year period. These figures do not include the $9 million milestone payment from Merck, which was received in the fourth quarter.
“SurModics’ cash position and cash flow generation remain robust,” said Phil Ankeny, senior vice president and chief financial officer. “We continue to be active in the deployment of capital with a goal of enhancing shareholder value. We are pleased to have purchased over $11 million of stock in the share repurchase program announced

SurModics Reports Third Quarter 2008 Results

this past November. We also have been making investments in our facilities to provide cGMP manufacturing capabilities in support of our customers. Despite having deployed over $23 million in these initiatives in fiscal 2008, our cash and investment balance remains strong, at approximately $70 million. Finally, SurModics continually reviews business development opportunities that can support our growth strategy, enhance our market positioning and add shareholder value.”
Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the company’s website at www.surmodics.com, and click on the third quarter webcast icon. If you do not have access to the Internet and want to listen to the audio by phone, dial 800-240-8926. A replay of the third quarter conference call will be available by dialing 800-405-2236 and entering conference call ID 11116707. The audio replay will be available beginning at 7:00 p.m. CT on Wednesday, July 23, until 7:00 p.m. CT on Wednesday, July 30.
About SurModics, Inc.
SurModics, Inc. is a leading provider of surface modification and drug delivery technologies to the healthcare industry. SurModics partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved patient outcomes. Core offerings include: drug delivery technologies (coatings, microparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. Collaborative efforts include a sustained drug-delivery system in human trials for treatment of retinal disease and the drug-delivery polymer matrix on the first-to-market drug-eluting coronary stent. SurModics is headquartered in Eden Prairie, Minnesota and its Brookwood Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the company makes with the SEC.

SurModics Reports Third Quarter 2008 Results

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as, statements about our ability to achieve our fiscal 2008 corporate goals and long-term objectives and statements regarding our pipeline, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) realizing the full potential benefits of the company’s agreement with Merck requires the development of new products and applications of technology; (2) costs or difficulties relating to the integration of the businesses of Brookwood Pharmaceuticals and BioFX Laboratories with SurModics’ business may be greater than expected and may adversely affect the company’s results of operations and financial condition; (3) our reliance on third parties, developments in the regulatory environment, as well as market and general economic conditions, may adversely affect our business operations and profitability and our ability to achieve our fiscal 2008 corporate goals and to realize the potential of our pipeline; (4) failure to obtain intellectual property rights protecting our proprietary technologies, or the expiration or loss of such rights, could have a material adverse effect on our business, financial condition and results of operations; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance as it relates to our Merck agreement accounting treatment and provide an alternative perspective of our results of operations. We use these non-GAAP measures to assess our operating performance and to determine payout under

SurModics Reports Third Quarter 2008 Results

our executive compensation programs. We believe that presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors. We believe these non-GAAP measures facilitate investors’ analysis and comparisons of our current results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.
Contact
Phil Ankeny, Senior Vice President and Chief Financial Officer
(952) 829-2700
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SurModics Reports Third Quarter 2008 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenue:
Royalties and license fees	$13,587	$13,416	$40,574	$39,664
Product sales	4,447	2,947	14,354	9,054
Research & development	6,242	1,399	18,884	3,147

Total revenue	24,276	17,762	73,812	51,865

Operating expenses:
Product costs	1,773	1,217	5,902	3,396
Research & development	10,511	6,200	30,415	17,124
Selling, general & administrative	4,808	2,827	15,559	7,633

Total operating expenses	17,092	10,244	51,876	28,153

Income from operations	7,184	7,518	21,936	23,712

Investment income	626	1,201	3,530	3,702

Income before income taxes	7,810	8,719	25,466	27,414

Income tax provision	(3,010)	(3,132)	(9,913)	(10,161)

Net income	$4,800	$5,587	$15,553	$17,253

Basic net income per share	$0.27	$0.31	$0.86	$0.95

Diluted net income per share	$0.26	$0.31	$0.85	$0.95

Weighted average shares outstanding
Basic	18,073	17,815	18,058	18,116
Diluted	18,322	17,968	18,373	18,249

SurModics Reports Third Quarter 2008 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	September 30,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash & investments	$24,271	$26,308
Accounts receivable	24,736	16,138
Inventories	2,973	2,497
Other current assets	2,926	2,952

Total current assets	54,906	47,895

Property & equipment, net	34,461	19,738
Restricted cash	1,640	—
Long-term investments	45,748	43,917
Other assets	58,498	59,781

Total assets	$195,253	$171,331

Liabilities & Stockholders’ Equity

Current liabilities*	$7,257	$14,266

Deferred revenue (current and long-term)	39,277	25,891

Other liabilities	3,281	252

Total stockholders’ equity	145,438	130,922

Total liabilities & stockholders’ equity	$195,253	$171,331

*	Current liabilities exclude current portion of deferred revenue.
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SurModics Reports Third Quarter 2008 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	June 30,
	2008	2007
	(Unaudited)

Operating Activities
Net income	$15,553	$17,253
Depreciation and amortization	4,501	2,923
Stock-based compensation	7,181	5,035
Net other operating activities	(5,981)	(1,061)
Change in operating assets and liabilities:
Accounts receivable	(8,598)	4,033
Accounts payable and accrued liabilities	(369)	(701)
Income taxes	(3,945)	(2,393)
Deferred revenue	13,151	(683)
Net change in other operating assets and liabilities	1,107	(809)

Net cash provided by operating activities	22,600	23,597

Investing Activities
Net purchases of property and equipment	(16,849)	(2,018)
Cash restricted for land purchase	(1,640)	—
Collection of notes receivable	5,870	395
Net other investing activities	(5,590)	10,866

Net cash (used in) provided by investing activities	(18,209)	9,243

Financing Activities
Issuance of common stock	2,955	2,554
Purchase of common stock to fund employee taxes	(1,495)	(155)
Repurchase of common stock	(6,717)	(35,030)
Net other financing activities	713	—

Net cash used in financing activities	(4,544)	(32,631)

Net change in cash and cash equivalents	(153)	209

Cash and Cash Equivalents
Beginning of period	13,812	3,751

End of period	$13,659	$3,960

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SurModics Reports Third Quarter 2008 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended June 30, 2008
(in thousands, except per share data)
(Unaudited)

		Merck Agreement Adjustments
	As Reported	Revenue		Billed		Adjusted
	GAAP (1)	Recognized		Activity		Non-GAAP (2)
Revenue:
Royalties and license fees	$13,587	($906)	(3)	$9,000	(4)	$21,681
Product sales	4,447					4,447
Research and development	6,242	(180)	(3)	1,855	(4)	7,917

Total revenue	$24,276	($1,086)		$10,855		$34,045

Income from operations	$7,184	($1,086)		$10,855		$16,953

Net income	$4,800	($667)	(5)	$6,671	(5)	$10,804

Diluted net income per share (6)	$0.26					$0.59

	Balance at			Balance at
	March 31,	Revenue	Billed	June 30,
	2008	Recognized	Activity	2008

Merck deferred revenue (7)	$24,877	($1,086)	$10,855	$34,646

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(7)	Reflects the activity for the period presented in the deferred revenue balance sheet account associated with the Merck agreement.
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SurModics Reports Third Quarter 2008 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended June 30, 2007
(in thousands, except per share data)
(Unaudited)

		Merck Agreement Adjustments
	As Reported	Revenue		Billed		Adjusted
	GAAP (1)	Recognized		Activity		Non-GAAP (2)

Revenue:
Royalties and license fees	$13,416	$—	(3)	$20,000	(4)	$33,416
Product sales	2,947					2,947
Research and development	1,399	—	(3)	—	(4)	1,399

Total revenue	$17,762	$—		$20,000		$37,762

Income from operations	$7,518	$—		$20,000		$27,518

Net income	$5,587	$—	(5)	$12,816	(5)	$18,403

Diluted net income per share (6)	$0.31					$1.02

	Balance at			Balance at
	March 31,	Revenue	Billed	June 30,
	2007	Recognized	Activity	2007

Merck deferred revenue (7)	$—	$—	$20,000	$20,000

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(7)	Reflects the activity for the period presented in the deferred revenue balance sheet account associated with the Merck agreement.
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SurModics Reports Third Quarter 2008 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Nine Months Ended June 30, 2008
(in thousands, except per share data)
(Unaudited)

		Merck Agreement Adjustments
	As Reported	Revenue		Billed		Adjusted
	GAAP (1)	Recognized		Activity		Non-GAAP (2)
Revenue:
Royalties and license fees	$40,574	($1,625)	(3)	$11,000	(4)	$49,949
Product sales	14,354					14,354
Research and development	18,884	(920)	(3)	5,567	(4)	23,531

Total revenue	$73,812	($2,545)		$16,567		$87,834

Income from operations	$21,936	($2,545)		$16,567		$35,958

Net income	$15,553	($1,554)	(5)	$10,118	(5)	$24,117

Diluted net income per share (6)	$0.85					$1.31

	Balance at			Balance at
	Sept. 30,	Revenue	Billed	June 30,
	2007	Recognized	Activity	2008

Merck deferred revenue (7)	$20,624	($2,545)	$16,567	$34,646

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(7)	Reflects the activity for the period presented in the deferred revenue balance sheet account associated with the Merck agreement.
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SurModics Reports Third Quarter 2008 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Nine Months Ended June 30, 2007
(in thousands, except per share data)
(Unaudited)

		Merck Agreement Adjustments
	As Reported	Revenue		Billed		Adjusted
	GAAP (1)	Recognized		Activity		Non-GAAP (2)
Revenue:
Royalties and license fees	$39,664	$—	(3)	$20,000	(4)	$59,664
Product sales	9,054					9,054
Research and development	3,147	—	(3)	—	(4)	3,147

Total revenue	$51,865	$—		$20,000		$71,865

Income from operations	$23,712	$—		$20,000		$43,712

Net income	$17,253	$—	(5)	$12,587	(5)	$29,840

Diluted net income per share (6)	$0.95					$1.64

	Balance at			Balance at
	Sept. 30,	Revenue	Billed	June 30,
	2006	Recognized	Activity	2007

Merck deferred revenue (7)	$—	$—	$20,000	$20,000

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(7)	Reflects the activity for the period presented in the deferred revenue balance sheet account associated with the Merck agreement.
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